CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of (a) our report dated August 24, 1993 included in Caesars World, Inc.'s Annual Report to Shareholders for the year ended July 31, 1993 and (b) our report dated
August 24, 1993 included in Caesars World, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1993 and to all references to our Firm included in this Registration Statement.





                                   ARTHUR ANDERSEN & CO.








Los Angeles, California

February 22, 1994